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EXHIBIT 23.2 CONSENT OF SMITH & COMPANY

                                 Smith & Company
           A Professional Corporation of Certified Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in the Form S-8 filed on July 17, 2002 by Force 10 Trading, Inc. of our report dated June 13, 2002, on the financial statements for the period from July 15, 2001 (date of inception) to March 31, 2002.

                                                   /s/Smith & Company
                                                   ------------------
                                                   Smith & Company
                                                   CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
July 17, 2002



                         [LETTERHEAD OF SMITH & COMPANY]